Exhibit 23.a

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated November 3, 2008, except for Note 24, as to which the date is November 25, 2008, relating to the consolidated financial statements and consolidated financial statement schedule of Rockwell Collins, Inc. and subsidiaries (“the Company”) (which report on the consolidated financial statements expressed an unqualified opinion and included an explanatory paragraph regarding the Company’s change as of the beginning of the fiscal 2007 in its measurement date for its defined benefit plans, and as of September 28, 2007 in its method of accounting for the funded status of its defined benefit plans), and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended October 3, 2008, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota

December 23, 2008